Schedule 14A Information


                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                              (Amendment No. _____)

   Filed by the Registrant  [X]

   Filed by a Party other than the Registrant  [ ]

      Check the appropriate box:

   [ ]  Preliminary Proxy Statement

   [X]  Definitive Proxy Statement

                           Christiana Companies, Inc.
                (Name of Registrant as Specified In Its Charter)

                           Christiana Companies, Inc.
                   (Name of Person(s) Filing Proxy Statement)

      Payment of Filing Fee (Check the appropriate box):

   [X] $125 per Exchange Act Rules 0-11(c)(1)(ii) or 14a-6(c)(i)(1), or 14a-6(j)(2) .

   [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

   [ ]  Fee computed on table below per Exchange Act Rules 14a-
   6(i)(4) and 0-11.

      (1)  Title of each class of securities to which transaction applies:



      (2)  Aggregate number of securities to which transaction applies:



      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: ___/



      (4)  Proposed maximum aggregate value of transaction:



   ___/ Set forth the amount on which the filing fee is calculated and state how it was determined.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:


      (2)  Form, Schedule or Registration Statement No.:


      (3)  Filing Party:


      (4)  Date Filed:

   CHRISTIANA COMPANIES, INC.


   NOTICE OF ANNUAL MEETING
   OF SHAREHOLDERS


   The 1995 annual meeting of shareholders of Christiana Companies, Inc., a Wisconsin corporation, will be held at the Galleria Conference Room, Firstar Center, 777 East Wisconsin Avenue, Milwaukee, Wisconsin, on Tuesday, October 31, 1995 at 9:00 a.m. (Central Time) for the following purposes:

   (a)  To elect eight directors of the Company;

   (b)  To consider and act upon approval of the 1995 Stock Option Plan; and

   (c) To consider and act upon any other business which may properly come before the meeting or any adjournment thereof.

   Only holders of record at the close of business on September 15, 1995 are entitled to notice of and to vote at the annual meeting or any adjournment thereof.

   Accompanying this notice are a Proxy Statement, a form of Proxy, a postage-paid envelope for returning the signed Proxy to the Company, and the Company's annual report to shareholders for fiscal 1995, which includes the Company's Annual Report on Form 10-K to the Securities and Exchange Commission for that year.

   PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE (NO POSTAGE REQUIRED) TO INSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY THEN REVOKE YOUR PROXY.

                                           By Order of the Board of
                                           Directors,



                                           DAVID E. BECKWITH
                                           Secretary

   September 28, 1995

   CHRISTIANA COMPANIES, INC.

   3380 Firstar Center, Milwaukee, Wisconsin 53202

   PROXY STATEMENT

   Approximate date proxy material first sent to shareholders: September 28, 1995.



   I.   GENERAL
   Annual Meeting To Be Held October 31, 1995

             The enclosed Proxy is solicited by and on behalf of the Board of Directors of Christiana Companies, Inc., a Wisconsin corporation (the "Company"), for use at the annual meeting of the Company's shareholders to be held on October 31, 1995, and is revocable at any time before it is exercised. To be effective, any such revocation must be communicated in writing to the Company's Secretary, or if the shareholder attends the meeting in person and wishes to vote in person, he or she may revoke the Proxy by orally informing the Secretary of such revocation.

             On September 15, 1995, the record date for the annual meeting, there were 5,195,630 shares of Common Stock issued and outstanding, each of which is entitled to one vote. A quorum consists of the holders of at least a majority of such shares. If a quorum is present, the annual meeting will be properly constituted to conduct business. Shares as to which Proxies have been marked to withhold authority or to abstain and "broker non-votes" (which occur when a nominee holder of record does not have authority to vote on a particular matter without specific instructions from the beneficial owner and no instructions have been received) will be counted for purposes of ascertaining the presence of a quorum but will not be counted as votes cast or given effect with respect to consideration of the 1995 Stock Option Plan.

             The expense of soliciting Proxies will be borne by the Company. In addition to solicitation by mail, solicitation of Proxies may be made through directors, officers or employees of the Company by oral communication or otherwise.

             The Company's last fiscal year ended June 30, 1995, and references to "fiscal 1995" are to that year.

             Shareholder Proposals. The deadline for receipt of shareholder proposals for inclusion in the Company's proxy material for its 1996 annual meeting is May 31, 1996.

             Action to be Taken Under the Proxy. The accompanying Proxy, unless the giver thereof specifies otherwise, in which case the Proxy will be voted in accordance with such specification, will be voted (a) for the election of the eight persons named hereafter in Table B as nominees for directors of the Company, (b) for approval of the 1995 Stock Option Plan, and (c) in the discretion of the holders of the Proxy on any other business which may properly come before the meeting or any adjournment thereof. Management is not aware of any such other business. If any candidate named in Table B becomes unable or unwilling to accept nomination for election, it is intended that the holders of the Proxy will vote for the election in his stead of such other person as the Board of Directors may designate. Management has no reason to believe that any candidate will be unable or unwilling to serve if elected.

             Accountants. The firm of Arthur Andersen LLP has served as the Company's independent public accountants for more than the past five fiscal years, and it is expected that such firm will also be engaged for fiscal 1996. A representative of Arthur Andersen is expected to be present at the annual meeting, with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.

             Compliance With Section 16(a) of the Securities Exchange Act of 1934. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations from the Company's executive officers, directors and greater than ten percent beneficial owners, such persons complied with all Section 16(a) filing requirements in fiscal 1995.

   II.  FIVE PERCENT HOLDERS

             The following table gives information, as of September 1, 1995, about the beneficial ownership of Common Stock of the Company by the persons known to the Board of Directors to own beneficially more than 5% of the outstanding Common Stock. As used in this proxy statement, "beneficial ownership" means, in general, the sole or shared power to vote or dispose of stock.

   Table A
                                           No. of Shares     Percent
    Name and Address                     Beneficially Owned  of Class

    Sheldon B. Lubar, as Voting              2,595,000         49.9
         Trustee  . . . . . . . . . . .
      3380 Firstar Center
      Milwaukee, WI 53202

    Albert O. Nicholas  . . . . . . . .       310,700          6.0
       700 N. Water Street
       Milwaukee, WI  53202


             Voting Trust and Voting Trust Certificates. All shares shown in Table A for Mr. Lubar are owned of record and beneficially by Mr. Lubar as the voting trustee under an agreement dated December 29, 1992, pursuant to which he has sole voting and dispositive power over those shares. That agreement expires December 28, 2012, but is subject to earlier termination or modification as therein provided. Voting Trust certificates for those shares are held as follows: Mr. Lubar, 440,950 shares (8.5% of the Company's outstanding stock) and his wife, 440,950 shares (8.5%), their son David J. Lubar, 326,750 shares (6.3%), their three daughters, 1,329,950 shares (25.6%), and trusts for the benefit of their grandchildren, 56,400 shares (1.1%).

   III. DIRECTORS AND EXECUTIVE OFFICERS

             The following table provides certain information, as of September 1, 1995, about the Board of Directors' eight nominees for director, who comprise the incumbent directors of the Company, and also provides information about beneficial ownership of stock of the Company by all of the directors and executive officers as a group. The persons shown in the table as officers of the Company comprise all of the Company's executive officers. Directors of the Company are elected annually by a plurality of the votes cast by shareholders. Executive officers are appointed annually by the Board of Directors.


   Table B
                                                                 No. of
                                                   Served as     Shares
                           Principal Occupation    Director   Beneficially
    Name (and Age)        During Last Five Years     Since       Owned

    Nicholas F. Brady
    (65)  . . . . . .   Chairman and President       10/93       200,000/1
                        (since 2/93) of Darby                      (3.8%)
                        Advisors, Inc., Easton,
                        Maryland, private
                        investment company/1

    Paul A. Cameron
    (74)  . . . . . .   Corporate director/2         8/92            100


    William T. Donovan
    (43)  . . . . . .   Executive Vice President     10/90       155,532/3
                        and Chief Financial                         (3.0%)
                        Officer of the Company/3
    Raymond F. Logan
    (72)  . . . . . .   Vice President (real         10/77         1,575
                        estate) of the Company

    David J. Lubar
    (40)  . . . . . .   President of Lubar & Co.     10/90       105,000/4
                        Incorporated ("Lubar &                      (2.0%)
                        Co."), venture capital
                        and investments,
                        Milwaukee, Wisconsin/4

    Sheldon B. Lubar
    (66)  . . . . . .   Chairman (Chief              1/87      2,595,000/5
                        Executive Officer) of                      (49.9%)
                        the Company/5
    Albert O. Nicholas
    (64)  . . . . . .   Owner and President of       1/90        310,700
                        Nicholas Company, Inc.,                     (6.0%)
                        Milwaukee, Wisconsin, a
                        registered investment
                        adviser/6

    Gary R. Sarner(49)  President (Chief             10/92        31,000/7
                        Operating Officer) of
                        the Company/7

    All eight directors and executive officers as a group .    3,398,907/8
                                                                   (65.0%)

   1    Previously, Secretary of the United States Department of the Treasury
   for over four years, and before that, Chairman of Dillon, Read & Co., Inc. He is also a director of Amerada Hess Corporation, Capital Cities/ABC, Inc. and H.J. Heinz Company, as well as a director (or trustee) of 27 Templeton Funds, which are registered investment companies. The shares listed are owned by a trust of which Mr. Brady is the beneficiary and a co-trustee.

   2    Until his retirement in 1986, Mr. Cameron was an officer of
   Purolator, Inc., serving as its President and Chief Executive Officer from 1971 to 1982. He is also a director of Stant Corporation, International Speedway Corp. and Alteon, Inc.

   3 Mr. Donovan has served in the capacity listed or in another capacity as an executive officer of the Company for more than the last five years. He has also been a principal of Lubar & Co. for more than the last five years. Mr. Donovan is also a director of UnionFed Financial Corporation. The shares listed include 2,000 shares (the portion exercisable at September 1, 1995) which may be acquired under an employee stock option.

   4    Mr. Lubar is also a director of Gander Mountain, Inc.  In addition to the shares listed, Mr. Lubar holds a voting trust certificate for 326,750 shares; see Section II.

   5    Mr. Lubar has also been a principal of Lubar & Co. for more than the last five years. Mr. Lubar is also a director of Ameritech Corporation, Energy Ventures, Inc., Firstar Corporation, Massachusetts Mutual Life Insurance Co. and MGIC Investment Corporation. For additional information about the shares listed, see Section II.

   6    Nicholas Company is the adviser to six registered investment companies: Nicholas Fund, Inc., Nicholas II, Inc., Nicholas Income Fund, Inc., Nicholas Limited Edition, Inc., Nicholas Money Market Fund, Inc. and Nicholas Equity Income Fund. Mr. Nicholas is the president and a director of each of those companies.

   7    Since October 1993.  Before that, Mr. Sarner was the President of
   Wiscold, Inc., the business of which was acquired by the Company in September 1992. The shares listed include 30,000 shares (the portion exercisable at September 1, 1995) which may be acquired under an employee stock option.

   8    Does not include shares for which Messrs. Donovan and Sarner hold options that are not exercisable within 60 days of September 1, 1995.  See
   Section IV.


        Sheldon B. Lubar is the father of David J. Lubar.

        During fiscal 1995, the Board of Directors met four times. Each director attended all Board meetings and meetings of committees of which he was a member other than Mr. Cameron, who attended less than 75% of the total number of meetings of the Board and the committees on which he served. The Board has two standing committees: audit (see below) and compensation (see Section IV). It has no standing nominating committee or any committee performing similar functions.

             Audit Committee. The Audit Committee, consisting of Messrs. Brady, Cameron and Nicholas, met once during fiscal 1995. The Committee recommends the engagement of the independent public accountants, discusses the scope and results of the audit with the accountants and discusses the Company's financial accounting and reporting principles, and the adequacy of its financial controls, with the accountants and with management.

   IV.  REMUNERATION OF AND TRANSACTIONS WITH OR INVOLVING     MANAGEMENT

             Summary Compensation Table. This table gives information about the compensation of the four persons who were executive officers of the Company during fiscal 1995.

   Table C

                                                                      Long-Term
                                                                     Compensation
                                                                        Shares
    Name and Principal         Fiscal     Annual Compensation         Underlying      All Other
    Position                    Year         Salary    Bonus        Options (#)/1   Compensation/2

    Sheldon B. Lubar, . .       1995        $80,000      $   --           --          $    750
      Chairman and Chief        1994         80,000       6,000           --             4,000
      Executive Officer         1993         80,000       6,000           --             4,000

    William T. Donovan, .       1995       $127,500     $75,000           --               750
      Executive Vice            1994        100,000      11,000         10,000           4,000
      President                 1993         80,000      46,000           --             4,000

    Raymond F. Logan, . .       1995       $149,700     $17,500           --              --
      Vice President            1994        149,700      15,000           --              --
                                1993        149,700      25,000           --              --

    Gary R. Sarner, . . .       1995       $150,000     $35,000           --               750
      President                 1994        150,000        --             --               750
                                1993        125,000        --          100,000             750


   1    The Company's only long-term compensation plan or program is a stock option plan. The amounts shown are the number of shares underlying options granted during the fiscal year.

   2    This column consists solely of amounts contributed by the Company to a Section 401(k) retirement plan.

             Fiscal Year-End Option Value Table. This table gives information about the number and value of unexercised options for the Company's stock held by William T. Donovan and Gary R. Sarner at June 30, 1995. The Company's other executive officers, Sheldon B. Lubar and Raymond F. Logan, do not hold any options on the Company's stock. The closing price (New York Stock Exchange, Composite Transactions) on that date was $26.75 per share. At June 30, 1995 only options whose exercise price was below $26.75 were in-the-money. For these options, the value shown is the difference between $26.75 and the exercise price for the number of options held. The value of options which were not-in-the-money is shown as 0.

   Table D

                                            June 30, 1995

                                No. of Shares         Value of in-the-Money
                             Underlying Options       Options Exercisable/
            Name          Exercisable/Unexercisable      Unexcersiable
    William T. Donovan           1,000/9,000               $750/$6,750

    Gary R. Sarner  . .         30,000/70,000                 $0/$0


             Pensions. The Company has no pension plans or programs. Under an agreement with Raymond F. Logan, who has 33 years of service with the Company, a benefit of $75,000 per year for ten years is to be paid to his beneficiary or estate if he dies while employed by the Company. Upon his retirement, the Company is to pay a lifetime annuity (10-years-certain) of $75,000 per year; after those ten years the annual payment changes to $37,500 upon the death of Mr. Logan or his wife and that payment continues until the death of the survivor.

             Compensation of Directors. Non-employee directors (Nicholas F. Brady, Paul A. Cameron, David J. Lubar and Albert O. Nicholas) are each paid an annual retainer of $15,000 for attendance at Board and committee meetings and other consultations.

             Employment Contracts. Except for Gary R. Sarner, no officer of the Company has an employment contract. Mr. Sarner's contract, entered into concurrently with the Wiscold acquisition mentioned in note 7 to Table B, expires September 1, 1997 (automatically extended for one year unless either side decides otherwise), and provides for an annual base salary of at least $150,000. If his employment is terminated without cause, he is entitled to that base salary for the balance of the term, without diminution by reason of any other compensation he may earn during that period.

             The Company has agreed with Raymond F. Logan to give him a year's advance notice of the termination of his employment, or to pay him a year's salary in lieu of such notice.

             Compensation Committee Interlocks and Insider Participation.
   The members of the Compensation Committee are Paul A. Cameron, Sheldon B. Lubar and Albert O. Nicholas. This Committee, which also administers the Company's stock option program, met once during fiscal 1995. Mr. Lubar is the Company's principal officer (see Tables B and C) and its principal shareholder (see Section II).

             William T. Donovan, David J. Lubar and Sheldon B. Lubar are officers and directors of Lubar & Co., and each owns 25% of its stock.
   The Company's headquarters are in part of the premises occupied by Lubar & Co. in the Firstar Center, Milwaukee, Wisconsin. The Company reimburses Lubar & Co. for its pro rata share ($7,794 per month for fiscal 1995) of the rent, utilities and other expenses of those premises.

             Compensation Committee Report. The Company's approach to compensating its executive officers is different from that of many public corporations. The Chief Executive Officer (Sheldon B. Lubar) makes his recommendations for salaries (other than any determined by an employment agreement) and bonuses to the Compensation Committee and those recommendations are generally approved by the Committee. To date, the factors considered by the CEO have been the financial performance of the Company or the operating unit for which the executive has responsibility and achievement of non-financial goals in the business plan or developed during the fiscal year. Financial performance is measured by actual operating cash flow and net income compared to the amounts included in the business plan developed prior to the beginning of the fiscal year, but any secular developments affecting performance which may have occurred during the fiscal year are considered. The CEO has not given any specific weight to any one factor. In the case of compensation for Mr. Donovan, the CEO has also taken into account his substantial holdings of the Company's stock. Mr. Sarner's base salary was negotiated in connection with the Wiscold acquisition; see Employment Contracts above.

             In recommending his own compensation for fiscal 1995, the CEO took account of his substantial holdings of Company stock and his view that his own compensation over the long term will largely be the result of an increase in the market price of the Company's stock. The CEO also considered his belief that his compensation was substantially below the compensation of chief executive officers of companies of a similar size to the Company.

             Section 162(m) of the Internal Revenue Code of 1986, as amended, limits deductibility for federal income tax purposes of compensation in excess of $1 million paid to the CEO and certain executive officers unless certain requirements are met. The Compensation Committee does not believe that in the foreseeable future the annual compensation of any executive officer will be subject to the limit. The proposed 1995 Stock Option Plan (see Section V) limits the number of Awards that may be granted to any one person during any three-year period. Hence, any tax deductible compensation to an executive under that Plan resulting from an increase in the price of the Company's stock (in general, tax deductible compensation is the difference between the fair market of an Award when it is exercised less any amount paid by the executive) will not be subject to the limit.

   Paul A. Cameron              Sheldon B. Lubar           Albert O. Nicholas

             Five-Year Performance Graph. The annual changes for the five-year period shown in this graph are based on the assumption that on June 30, 1990, $100 had been invested in the Company's Common Stock, and in the S&P 500 Index and in the Russell 2000 Index, and that all dividends were reinvested (the Company paid no dividends during the period). The total cumulative dollar returns shown on the graph represent the value that such investments would have had at each anniversary shown. The Company has chosen the Russell 2000 Index because it is not aware of any published industry or line-of-business index for comparable companies nor is it aware of any peer group of companies.

             In the paper version of this document the performance graph appears here with the following values:


                                         YEAR

                      1990   1991   1992    1993     1994    1995

    Christiana        $100   $223   $224    $189     $264    $208
    S&P 500           $100   $107   $122    $138     $140    $177
    Russell 2000      $100   $101   $116    $146     $152    $182


   V.   1995 STOCK OPTION PLAN

             General. Shareholders are being asked to approve the 1995 Stock Option Plan (the "Plan") under which not to exceed 500,000 shares of Common Stock are authorized pursuant to the grant of stock options, stock appreciation rights or stock appreciation awards (collectively, "Awards"). Shares subject to Awards that are not cancelled or forfeited may be regranted under the Plan. The text of the Plan is attached as Exhibit A and the following description is qualified by the text, to which shareholders should refer. The Plan is the successor to the Company's 1985 Stock Option Plan which terminated by its terms in August 1995. As of September 15, 1995, there were 143,750 shares of Common Stock subject to outstanding options under the 1985 Stock Option Plan, of which 39,500 were vested and remainder were unvested. No shares are subject to options under the 1995 Stock Option Plan.

             The Board of Directors recommends that shareholders vote for approval of the Plan. The Plan will be approved if the number of shares voted for approval is a majority of the shares present at the meeting. Abstentions will be treated as shares present and will have the same effect as a vote against approval. Broker non-votes will be treated as shares not present.

             Awards may be granted to employees of the Company or to employees of a subsidiary or affiliate of the Company who are determined to be key employees by the Committee administering the Plan (the "Committee"). The Company estimates that approximately 15 persons are eligible for the grant of Awards under the Plan. The Plan provides that the maximum number of shares covered by Awards granted to any one employee during a three-year period may not exceed 100,000 shares (subject to adjustment for stock dividends and other changes in the Company's capitalization).

             Stock options may be granted as incentive stock options or options which are not incentive stock options ("non-qualified options"). See "Certain Federal Income Tax Consequences" below. Stock options may be granted at an exercise price of not less than the average of the highest and lowest sales prices of the Common Stock in the New York Stock Exchange Composite Transactions (the "Fair Market Value") on the date of the grant (not less than 85% of the Fair Market Value in the case of a non-qualified option). Stock options may be granted for a term of not more than ten years from the date of grant (ten years and one day in the case of non-qualified stock options). The option price is to be paid in full in cash, in Common Stock or in a combination, as specified by the Committee.

             The Committee may impose such restrictions on exercise (such as a requirement that the employee remain as an employee for a specified period from the date of grant) as the Committee determines are appropriate. Incentive stock options terminate three months after termination of employment or, if employment terminates as a result of death or permanent disability or the optionee dies within such three-month period, terminate one year after termination of employment. Non-qualified options terminate one year after termination of employment, unless the one-year period is shortened or lengthened by the Committee. Incentive stock options are not transferable, except by will or by the laws of descent and distribution. Non-qualified stock options are not transferable unless otherwise determined by the Committee.

             Stock options may be granted with stock appreciation rights which give the holder of the option the right to surrender all or a portion of the option to the Company in exchange for a payment (which may be made in cash or in Common Stock) equal to the difference between the Fair Market Value of the Common Stock covered by the portion of the option surrendered on the date the stock appreciation right is exercised and the option price. A stock appreciation right is only exercisable to the extent the related stock option is exercisable. The Plan also provides for the grant of stock appreciation awards independent of the grant of a stock option. Under a stock appreciation award, the recipient has the right to receive a payment (which may be made in cash or in Common Stock) equal to the difference between the Fair Market Value of the shares of Common Stock to which the stock appreciation award relates on the date the award is exercised and the Fair Market Value of such shares on the date the stock appreciation award was granted. Stock appreciation awards may be granted for a term of not to exceed ten years and terminate following termination of employment to the same extent as non-qualified stock options.

             The number of shares authorized under the Plan is subject to adjustment by the Committee to reflect distributions (including those paid in Common Stock) and changes in capitalization. The Board of Directors may amend the Plan, except that approval of the shareholders of the Company is also required for an amendment that requires shareholder approval in order for Awards or Common Stock under the Plan (i) to remain eligible for the benefits of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), (ii) to remain eligible for treatment as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), or (iii) to meet the listing requirements of the New York Stock Exchange or any other principal securities exchange on which the Common Stock is then listed.

             The Committee is appointed by the Board of Directors and comprised of not less than two directors of the Company. The members of the Committee must be "disinterested persons" within the meaning of Rule 16b-3. Paul Cameron, Sheldon B. Lubar and Albert O. Nicholas are the members of the Committee.

             The Plan terminates on August 8, 2005 (or sooner as determined by the Board of Directors) and no Awards may be granted after termination of the Plan. Termination of the Plan will not affect outstanding Awards.

             On September 1, 1995, the last sale price of the Common Stock in the New York Stock Exchange Composite Transactions was $25.50.

             Certain Federal Income Tax Consequences. Under the Code, the grant of an Award under the Plan will result in no income tax consequences to the employee or the Company. An employee who is granted a non-qualified option will generally recognize ordinary income at the time of exercise in an amount by which the fair market value of the Common Stock at such time exceeds the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the optionee. A subsequent disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss will be a long-term capital gain or loss if the Common Stock had been held for more than one year from the date of exercise.

             In general, if an optionee holds the Common Stock acquired on exercise of an incentive stock option for at least two years from the date of grant and one year from the date of exercise, the optionee will recognize no income on the exercise (except that the alternative minimum tax may apply). Any gain or loss realized by the optionee on the disposition of the Common Stock will be treated as a long-term capital gain or loss. No deduction will be allowed to the Company. If these holding period requirements are not satisfied, the optionee will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the optionee. Any additional gain realized by the optionee over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term capital gain if the Common Stock had been held for more than one year from the date of exercise.

             The foregoing discussion is intended as a general discussion only based on the Code as currently in effect and is not a complete description of every federal income tax consequence of the Plan.

                                                                    EXHIBIT A
                           CHRISTIANA COMPANIES, INC.

                             1995 Stock Option Plan


   Section 1.     General Provisions

   1.1       Name and General Purpose

             The name of this plan is Christiana Companies, Inc. 1995 Stock Option Plan (hereinafter called the "Plan"). The purpose of the Plan is to enable Christiana Companies, Inc. (the "Company") and its subsidiaries and affiliates to retain and attract executives who contribute to the Company's success by their ability, ingenuity and industry, and to enable such executives to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

   1.2       Definitions

             a. "Affiliate" means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company.

             b. "Award" means any Option, Stock Appreciation Right or Stock Appreciation Award.

             c.   "Board" means the Board of Directors of the Company.

             d.   "Code" means the Internal Revenue Code of 1986, as amended.

             e. "Committee" means the Committee referred to in Section 1.3 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by those members of the Board who qualify as Disinterested Persons.

             f. "Common Stock" means shares of the Common Stock, $1.00 par value, of the Company.

             g. "Company" means Christiana Companies, Inc., a corporation organized under the laws of the State of Wisconsin (or any successor corporation).

             h. "Disinterested Person" shall have the meaning set forth in Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

             i. "Fair Market Value" means the arithmetic mean of the highest and lowest sales prices of the Common Stock as reported for the New York Stock Exchange - Composite Transactions ("NYSE") on the date of the grant or on any other date on which the Common Stock is to be valued hereunder. If no sale shall have been made on the NYSE on such date, Fair Market Value shall be determined by the Committee in accordance with the Treasury Regulations applicable to incentive stock options under Section 422 of the Code.

             j.   "Option" means any option to purchase Common Stock under
   Section 2 of the Plan.

             k. "Participant" means an officer or employee of the Company, a Subsidiary or an Affiliate who is selected by the Committee to participate in the Plan in accordance with Section 1.4 of this Plan.

             l. "Stock Appreciation Right" means the right to surrender to the Company all or a portion of an Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Option or portion thereof is surrendered, of the shares of Common Stock covered by such Option or portion thereof, and (ii) the aggregate exercise price of such Option or portion thereof.

             m. "Stock Appreciation Award" means the right, independent of any Option, to receive, pursuant to Section 2.5 of this Plan, with respect to a specified number of shares of Common Stock, an amount equal to the difference on the date that such right is exercised between (i) the Fair Market Value of such shares on the date that such right is exercised, and
   (ii) the Fair Market Value of such shares on the date that such right was granted.

             n. "Subsidiary" means any corporation in which the Company possesses directly or indirectly 50% or more of the combined voting power of all classes of stock of such corporation.

   1.3       Administration of the Plan

             The Plan shall be administered by the Committee, which shall be appointed by the Board, and shall consist of not less than two directors each of whom shall be a Disinterested Person. The Committee shall serve at the pleasure of the Board and shall have such powers as the Board may, from time to time, confer upon it.

             Subject to this Section 1.3, the Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall, from time to time, deem advisable, and to interpret the terms and provisions of the Plan. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee without a meeting, shall constitute the acts of the Committee.

   1.4       Eligibility

             All salaried officers and key employees of the Company, a Subsidiary or an Affiliate who have demonstrated significant management potential or who have principal responsibility for, or contribute substantially to, the management or financial performance of the Company, a Subsidiary or an Affiliate, as determined by the Committee in the exercise of its judgment, are eligible to be Participants in the Plan.

   1.5       Shares Reserved

             The aggregate number of shares available for issuance pursuant to the Plan shall be Five Hundred Thousand (500,000) shares of Common Stock, or the number and kind of shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 1.6. For purposes of determining the number of shares available for issuance pursuant to the Plan, the number of shares specified with respect to outstanding Stock Appreciation Awards shall not be available for issuance pursuant to the Plan.

             The shares available for issuance under the Plan may be set aside out of the authorized but unissued shares of Common Stock not reserved for any other purpose, or out of issued shares of Common Stock held in the treasury of the Company.

             Shares subject or related to, but not sold or issued under, any Option, Stock Appreciation Right or Stock Appreciation Award terminating or expiring for any reason prior to its exercise in full will again be available for Options and other awards thereafter granted during the balance of the term of the Plan.

             In the event that a Stock Appreciation Right is exercised, the shares covered by the related Option shall not thereafter be available for issuance pursuant to the Plan. In the event that a Stock Appreciation Award is exercised, the shares covered by such Award shall not thereafter be available for issuance pursuant to the Plan.

   1.6       Adjustments Due to Stock Splits, Mergers, Consolidation, Etc.

             In the event that the Committee shall determine that any dividend or other distribution (in the form of shares of Common Stock or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate trans-action or event affects the shares of Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares of Common Stock subject to the Plan and which thereafter may be made the subject of Awards under the Plan; (ii) the number and type of shares of Common Stock subject to outstanding Awards; and (iii) the grant, purchase or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code
   (or any successor provision thereto); and provided further that the number of shares of Common Stock subject to any Award payable or denominated in shares shall always be a whole number.

   1.7       Non-Alienation of Benefits

             Except as herein specifically provided, no right or unpaid benefit under the Plan shall be subject to alienation, assignment, pledge or charge (collectively, "transfer") and the same shall be void. If any Participant or other person entitled to benefits hereunder should attempt to transfer any benefit hereunder, then, unless the terms of the Award provide for transfer, such benefit shall, in the discretion of the Committee, cease.

   1.8       Withholding or Deduction for Taxes

             If, at any time, the Company or any Subsidiary or Affiliate is required, under applicable laws and regulations, to withhold, or to make any deduction for, any taxes or take any other action in connection with the exercise of any Award or any payment made hereunder, the Company or such Subsidiary or Affiliate shall have the right to deduct from all amounts paid in cash any taxes required by law to be withheld therefrom and, in the case of payments in the form of Common Stock, the Participant shall be required to pay to the Company or such Subsidiary or Affiliate, the amount of any taxes required to be withheld, or, in lieu thereof, the Company or such Subsidiary or Affiliate shall have the right to retain, or sell without notice, a sufficient number of shares to cover the amount required to be withheld.

   1.9       Administration Expenses

             The entire expense of administering this Plan shall be borne by the Company.

   1.10      General Conditions

             a. The Board of Directors of the Company may at any time amend, alter, suspend, discontinue or terminate the Plan; provided, however, that stockholder approval of any amendment of the Plan shall also be obtained if otherwise required by: (i) the rules and/or regulations promulgated under Section 16 of the Securities Exchange Act of 1934 (in order for the Plan to remain qualified under Rule 16b-3); (ii) the Code or any regulations promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan); or (iii) the listing requirements of the New York Stock Exchange or any principal securities exchange or market on which the shares of Common Stock are then traded (in order to maintain the listing or quotation of the shares thereon). Termination of the Plan shall not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

             With the consent of the Participant affected thereby, the Committee may amend or modify any outstanding Award in any manner not inconsistent with the terms of the Plan, including, without limitation, to change the date or dates as of which an Award becomes exercisable.

             b. Nothing contained in this Plan shall prohibit the Company or any Subsidiary or Affiliate from establishing other, additional incentive compensation arrangements for employees of the Company or such Subsidiary or Affiliate.

             c. Nothing in this Plan shall be deemed to limit, in any way, the right of the Company or any Subsidiary or Affiliate to terminate a Participant's employment with the Company (or such Subsidiary or Affiliate) at any time.

             d. Any decision or action taken by the Board or the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

             e. No member of the Board or of the Committee shall be liable for any act or action, whether of commission or omission, taken by any other member or by any officer, agent or employee, nor for anything done or omitted to be done by such director except in circumstances involving actual bad faith.

   1.11      Compliance with Applicable Law

             Notwithstanding any other provision of this Plan, the Company shall not be obligated to issue any shares of Common Stock, or grant any option with respect thereto, unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps as in its judgment are reasonably required to prevent any such violation.

   1.12      Effective Dates

             This Plan was adopted by the Board on August 9, 1995, subject to approval by the stockholders of the Company. The Plan shall terminate one day prior to the tenth anniversary of such date.

   Section 2.     Option and Other Grants

   2.1       Authority of Committee

             Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine (i) the Participants to whom Options shall be granted; (ii) the number of shares to be covered by each Option; (iii) whether and to what extent any Participant is to be granted Stock Appreciation Rights in connection with any Option and/or a Stock Appreciation Award; and (iv) the terms, conditions and limitations, if any, in addition to those set forth in Section 2 hereof, applicable to the exercise of an Option, Stock Appreciation Right or Stock Appreciation Award, including, without limitation, the achievement of specified performance goals, the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of shares acquired upon exercise of an Option, Stock Appreciation Right or Stock Appreciation Award, and the nature of the events, if any, and the duration of the period in which any Participant's rights in respect of shares acquired upon exercise of an Option, Stock Appreciation Right or Stock Appreciation Award may be forfeited. Notwithstanding clauses (ii) and (iii) above, the maximum number of shares covered by Awards granted to any one Participant during any three-year period shall not exceed 100,000 shares (subject to adjustment in the event the number of shares is adjusted pursuant to
   Section 1.6 of this Plan). For purposes of determining such limit, shares covered by an Option and by a related Stock Appreciation Right shall be counted only once.

             Options may be of two types, an incentive stock option ("Incentive Stock Option") and a non-qualified stock option ("Non-Qualified Option"), provided, however, that officers and employees employed by an Affiliate but not the Company or a Subsidiary shall not be entitled to receive Incentive Stock Options.

             It is intended that the Incentive Stock Options granted hereunder shall constitute incentive stock options within the meaning of
   Section 422(b) of the Code and shall be subject to the tax treatment described in Section 422 of the Code.

             Anything in the Plan to the contrary notwithstanding, no provision of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code.

             To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Option.

   2.2       Option Price

             The price of stock purchased upon the exercise of Options granted pursuant to the Plan shall be the Fair Market Value thereof at the time that the Option is granted, except that the Committee may authorize the grant of Non-Qualified Options with an exercise price that is not less than 85% of such Fair Market Value.

             If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of the stock of the Company or any parent corporation or Subsidiary and an Option granted to such employee is intended to qualify as an Incentive Stock Option within the meaning of Section 422(b) of the Code, the option price shall be no less than 110% of the Fair Market Value of the Common Stock on the date the Option is granted.

             The purchase price is to be paid in full in cash or Common Stock, or a combination of cash and Common Stock, as specified in the Option Agreement, when the Option is exercised and stock certificates will be delivered only against such payment.

   2.3       Incentive Stock Options Grants

             a.   Term of Option

             Each Incentive Stock Option will be for a term of not more than ten years from the date of grant, except that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

             b.   Annual Limit

             The aggregate fair market value (determined at the time the Incentive Stock Options are granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

             c.   Exercise

             An Incentive Stock Option may not be exercised within six months after the date such Option was granted, except in the case of the death of the optionee during such period, or unless otherwise determined by the Committee.

             An Incentive Stock Option shall be exercisable during the optionee's lifetime only by the optionee and shall not be exercisable by the optionee unless, at the time of exercise, such optionee is an employee of the Company or a Subsidiary or Affiliate, except that, upon termination of such employment (other than because of death or permanent and total disability), the optionee may exercise the Incentive Stock Option at any time within three months thereafter.

             In the event of the death of an optionee while an employee of the Company or a Subsidiary or Affiliate, or if the optionee dies within three months after termination of employment with the Company and any Subsidiary or Affiliate, or if the optionee's employment with the Company and any Subsidiary or Affiliate terminates because of permanent and total disability, such optionee or such optionee's estate or any person who acquired the right to exercise such option by reason of the death of the optionee may exercise such optionee's Option at any time within the period of one year from the date of termination of employment.

             Notwithstanding the foregoing provisions regarding the exercise of an Incentive Stock Option in the event of death, disability or other termination of employment, in no event shall an Option be exercisable in whole or in part after the expiration date provided in the Option.

             d.   Transferability

             No Incentive Stock Option granted under the Option Plan shall be transferable otherwise than by will or by the laws of descent and distribution.

   2.4       Non-Qualified Stock Option Grants

             Each Non-Qualified Option will be subject to the following provisions:

             a.   Term of Option

             Each Non-Qualified Option will be for a term of not more than ten years and one day from the date of grant.

             b.   Exercise

             A Non-Qualified Option may not be exercised within six months after the date of such grant except in the case of death of the optionee during such period, or unless otherwise determined by the Committee.

             Except to the extent provision is made by the Committee for a Non-Qualified Option to be transferable, a Non-Qualified Option shall be exercisable during the optionee's lifetime only by the optionee, and shall not be exercisable by the optionee unless, at the time of exercise, such optionee is an employee of the Company or a Subsidiary or Affiliate, except that, upon termination of employment with the Company and any Subsidiary or Affiliate for any reason, the optionee (or in the case of the optionee's death, such optionee's estate or any person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the optionee) may exercise a Non-Qualified Option within one year thereafter, unless such one year period is shortened or lengthened by the Committee.

             Notwithstanding any of the foregoing, in no event shall an Option be exercisable in whole or in part after the expiration date provided in the Option.

             c.   Transferability

             To the extent required in order to comply with Rule 16b-3 or unless otherwise determined by the Committee, no Non-Qualified Option granted under the Plan shall be transferable otherwise than by will or by the laws of descent and distribution.

   2.5       Stock Appreciation Rights and Awards

             Subject to the provisions of this Plan, the Committee shall have sole and complete authority to grant Stock Appreciation Rights in connection with the grant of any Option and/or to grant Stock Appreciation Awards. Each Stock Appreciation Right or Award shall be subject to such other terms and conditions as the Committee shall determine.

             Stock Appreciation Rights shall be exercisable only at the same time(s), by the same persons and to the same extent that the Option related thereto is exercisable, unless the Committee shall establish that the Stock Appreciation Rights shall be exercisable at a date or dates later than the date or dates on which the related Option becomes exercisable, which in no event shall be later than the expiration or termination date of such Option. A Stock Appreciation Right related to an Incentive Stock Option shall be exercisable only at a date when the Fair Market Value of a share of Common Stock exceeds the option price per share. Upon exercise of any Stock Appreciation Right, the corresponding portion of the related Option shall be surrendered and cancelled.

             Stock Appreciation Rights shall be automatically exercised at the end of the last business day prior to the expiration of the related Option if, on such date, the Fair Market Value of a share of Common Stock exceeds the option price per share.

             A Stock Appreciation Right shall be transferable only in the manner and to the extent that the related Option is transferable. A Stock Appreciation Award shall be transferable to the extent provided by the Committee.

             Payment of the amount to which a Participant is entitled upon the exercise of a Stock Appreciation Right or Award shall be made in cash unless the Committee determines, prior to the date of exercise, that such payment will be made in shares of Common Stock or any combination of cash and shares of Common Stock. To the extent that payment is made in shares of Common Stock, the shares shall be valued at their Fair Market Value on the date of exercise, and the value of fractional shares shall be paid in cash. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right or Award as it may deem appropriate, including, without limitation, restricting the time of exercise of the Stock Appreciation Right or Award to specified periods as may be necessary to satisfy the requirements of Rule 16b-3.

   2.6       Agreements

             In consideration of any Options granted to a Participant under this Plan, each such Participant shall enter into an Option Agreement with the Company providing, in addition to such other terms as the Committee may deem advisable (which terms may include a provision that Options, Stock Appreciation Rights and Stock Appreciation Awards may only be exercised in installments, subject to the Committee's right to waive this provision for any or all installments), that the Participant's right to exercise the Option will terminate if, within six months from the granting of the Option or such other period as the Committee may designate, such optionee's employment with the Company and any Subsidiary or Affiliate terminates for any cause other than death, unless otherwise determined by the Committee.

             Any Stock Appreciation Right granted shall be included in the Option Agreement between the Company and the Participant. Any Stock Appreciation Award shall be evidenced by a separate agreement.

                                     [FRONT]

                           CHRISTIANA COMPANIES, INC.
           This Proxy is Solicited on Behalf of the Board of Directors

             The undersigned appoints William T. Donovan and David E. Beckwith (with power to act separately and with power of substitution) as the undersigned's Proxy to vote all shares of stock of Christiana Companies, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Tuesday, October 31, 1995 at the Galleria Conference Room, Firstar Center, 777 East Wisconsin Avenue, Milwaukee, Wisconsin, and at all adjournments thereof, as follows:

   (1)  ELECTION OF DIRECTORS:

        [ ] FOR all nominees listed below       [ ] WITHHOLD AUTHORITY
          (except as otherwise marked below       to vote for all nominees
                                                  below

      Nicholas F. Brady    Paul A. Cameron    William T. Donovan
      Raymond F. Logan      David J. Lubar     Sheldon B. Lubar
      Albert O. Nicholas   Gary R. Sarner


        (INSTRUCTION: To withhold authority to vote for any individual nominee, write his name in the space below)



   (2)  APPROVAL OF 1995 STOCK OPTION PLAN:
           [ ]  FOR         [ ]  AGAINST         [ ]  ABSTAIN

   (3) Upon such other business as may come before the meeting or any adjournment.

        If no choice is specified, this proxy will be voted FOR Nos. 1 and 2 above.

                       (Continued, and to be signed, on the reverse side)







                                     [BACK]

   PROXY NO.                                                    NO. OF SHARES

             The undersigned acknowledges receipt of the proxy statement for the Annual Meeting, and revokes all proxies heretofore given.



                                      DATED:                  , 1995.




                                      Signature of Shareholder

                                           (Please sign exactly as name
                                           appears on this card)